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                                                                 Exhibit 10.2

             INNOSERV TECHNOLOGIES, INC.-Registered Trademark-

                           STOCK OPTION AGREEMENT


This Agreement is made as of the 11th day of December, 1996, by and between INNOSERV Technologies, Inc., a California corporation (the "Company"), and Michael G. Puls, the ("Optionee").

     WHEREAS, Optionee's employment agreement letter (the "Employment Agreement") with the Company provides for a grant of options to purchase 150,000 shares of common stock of the Company pursuant to the "Company's Stock Incentive Plan" at fair market value on the date of his employment;

     WHEREAS, there are insufficient shares of common stock of the Company available for grant under the Company's 1992 Incentive Stock Option Plan to grant options to purchase 150,000 shares, notwithstanding the Stock Option Agreement between Optionee and the Company dated as of 27 December, 1995 ("Initial Grant") purporting to evidence the grant of options in such amount, and therefore 150,000 shares of the previously purported grants have been rescinded;

     WHEREAS, the Optionee and the Company desire to enter into the agreements set forth herein to evidence the grant of the same number of options as the number of such rescinded option share grant, at the same exercise price and the same vesting terms, on the terms and conditions set forth herein and the board of directors of the Company (the "Board of Directors") has authorized the grant to Optionee pursuant to Optionee's Employment Agreement and as a matter of separate inducement in connection with Optionee's engagement with the Company and not in lieu of any salary or other compensation for his or her services, of an option (the "Option") to purchase shares of common stock, par value $.01 per share (the "Common Stock"), of the Company on the terms and conditions set forth herein.

     NOW, THEREFORE, IT IS AGREED:

     Section 1. SHARES OPTIONED. Optionee may purchase all or any part of an aggregate of 150,000 shares of Common Stock, subject to the terms and conditions hereinafter set forth. The Company and the Optionee hereby agree that the Stock Option Agreement between Optionee and the Company dated as of 27 December, 1995, to the extent it granted an option to purchase 150,000 shares of common stock, is hereby terminated and of no force and effect.
This Option is not intended to be an incentive stock option under Section 422 of the Internal Revenue Code of 1986 (the "Code").

     Section 2. OPTION PRICE. The shares subject to this Option may be purchased at the price of $3.625 per share (which is the fair market value of the Common Stock on the date of the Initial Grant), on the terms and conditions set forth herein. "Fair market value" shall be equal to the closing price per share of Common Stock on the business day immediately preceding the date of grant as reported in the Wall Street Journal, Southwest Edition, or, if no closing price was so reported for such immediately preceding business day, the closing price for the next preceding day for which a closing price was reported, provided however, that the Board of Directors may utilize such other listing or reporting service or valuation method as, in its judgment, provides an accurate index of the fair market value of the Common Stock.

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     Section 3.  WHEN OPTION MAY BE EXERCISED.  This option, shall become exercisable in installments on the anniversaries of the date of Optionee's Initial Grant of 27 December, 1995 indicated in the following table as to the number of shares set forth opposite said anniversaries, and each installment shall remain exercisable as to all of the shares indicated until and including the tenth anniversary of the date thereof, subject to the provisions of Section 5 and 6 hereof. Shares as to which this Option becomes exercisable pursuant to the foregoing provision may be purchased at any time thereafter prior to the expiration or termination of this Option.

                Anniversary of the Date
                of the Initial Grant         Number of Shares
                -----------------------      ----------------
                First                             50,000
                Second                            50,000
                Third                             50,000

     Section 4. NON-TRANSFERRABILITY OF OPTION. This Option may be exercised during the life of the Optionee only by the Optionee and may not be assigned, transferred, pledged, hypothecated, sold or otherwise disposed of in whole or in part, either voluntarily or involuntarily whether by operation of law or otherwise. In the event of the Optionee's death prior to the full exercise of this Option, this Option may be transferred by will or the laws of descent and distribution and may be exercised by the Optionee's transferees by will or by the laws of descent and distribution. Upon any attempt to transfer this Option otherwise than by will or the laws of descent and distribution, or to assign, pledge, hypothecate or otherwise dispose of this Option, or upon the levy of any execution, attachment or similar process upon this Option, this Option shall immediately terminate and become null and void.

     Section 5. TERMINATION OF EMPLOYMENT. If the Optionee ceases to be employed by the Company, except in the case of termination of employment resulting from death or disability (as defined in Section 105(d)(4) of the Code), this Option shall expire three months after such cessation of employment and during such period this Option shall be exercisable only as to those shares, if any, with respect to which the Optionee could have exercised this Option as of the last date of his or her employment, provided however, that all rights under this Option shall expire in any event on the date specified in Section 3 hereof.

     Section 6. DEATH OR DISABILITY OF THE OPTIONEE. If the Optionee should die or become disabled (within the meaning of Section 105(d)(4) of the Code) while employed by the Company or within any three month period after termination of his or her employment, Optionee, or in the case of death, the person or persons to whom Optionee's rights under the Option shall pass by will or the laws of descent and distribution, shall have the right, at any time within 12 months after the date of Optionee's termination of employment, to exercise this Option as to those shares, if any, with respect to which Optionee could have exercised this Option as of the date of Optionee's termination of employment; provided, however, that all rights under this Option shall expire in any event on the date specified in Section 3 hereof.

     Section 7. LEAVE OF ABSENCE. Military or sick leave shall not be considered a termination of employment for any purpose under this Agreement unless such a period exceeds 90 days and the Optionee's right to re-employment is not guaranteed either by statute or by contract, in which case the employment relationship shall be deemed to have terminated on the 91st day of such leave.

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     Section 8.  EXERCISE OF OPTION.  This Option or any portion thereof may be exercised by written notice delivered to the Company at its principal offices 30 days prior to exercise, setting forth the number of shares with respect to which the Option is being exercised and the total purchase price, accompanied by full payment of the purchase price, in the form of a personal check (or certified or cashier's check, if required by the Company) or cash; provided, however, that the Board of Directors, in their absolute discretion, may allow Optionee to surrender shares of stock of the Company of the class subject to this Option in payment of such price. Any such shares shall be valued at the fair market value of such stock on the date of such exercise. If the Company is required to withhold on account of any present or future federal or state tax imposed as a result of such exercise, the notice of exercise shall be accompanied by personal check (or certified or cashier's check, if required by the Company) made payable to the order of the Company or cash in payment of the amount of such withholding. Upon receipt of notice and payment as aforesaid, the Company shall promptly make arrangement for the issuance to Optionee of the number of shares as to which this Option is exercised.

     Section 9. PARENT, SUBSIDIARY OR SUCCESSOR OF THE COMPANY. All references herein to the Company shall be deemed to include any parent or subsidiary of the Company (as defined in Section 425 of the Code) unless the context shall otherwise require or indicate.

     Section 10. FRACTIONAL SHARES. Notwithstanding any other provisions herein to the contrary, the Optionee shall in no event be entitled to exercise this Option for any fractional shares and any such fractional interests shall be disregarded.

     Section 11. ADJUSTMENT UPON CHANGES IN CAPITALIZATION.   If the number
of shares of Common Stock outstanding are increased, decreased or exchanged for or converted into cash, property or a different number or kind of securities, or if cash, property or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split or the like, or if substantially all of the property and assets of the Company are sold, then unless the terms of such transaction shall provide otherwise, the Board of Directors shall make appropriate and proportionate adjustments in the number and type of shares or other securities or cash or other property that may be acquired pursuant to this Option.

     Section 12. SUBSTITUTION OR ACCELERATION AND TERMINATION OF OPTION UNDER CERTAIN CIRCUMSTANCES. Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation or sale of substantially all of the property of the Company to another corporation, this Option shall terminate, unless, in connection with any such transaction, provision shall have been made in writing for the substitution of Options. As used herein, "substitution of options" shall mean either the issuance of a new option in exchange for this Option by the surviving corporation or its parent or subsidiary as such terms are defined in Section 425 of the Code in such form and on such terms and conditions that the substituted options shall meet the requirements of Section 425 of the Code. A substitute option may not be less favorable to the Optionee than this Option, except to the extent to qualify the same under Section 425 of the Code.

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     In the event that the provision is not so made for the substitution of options in connection with any such transaction, exercisability of this Option shall become accelerated and the Optionee shall have the right, immediately prior to or concurrently with such transaction, to exercise this Option to the full extent theretofore not exercised, regardless of any installment provisions for the exercise of such option rights which may be provided in Section 3 hereof.

     Section 13. RIGHTS IN SHARES BEFORE ISSUANCE AND DELIVERY. Neither Optionee nor his or her transferees by will or the laws of descent and distribution shall be, or have any rights or privileges of, a shareholder of the Company with respect to any share issuable upon exercise of its Option, unless and until certificates representing such shares have been issued and delivered.

     Section 14. NOTICES. Any notice to be given to the Company shall be addressed to the Company in care of its Secretary at its principal office, or at such other address as the Company may hereinafter designate in writing to the Optionee, and any notice to the Optionee shall be addressed to him or her at the address given beneath his or her signature hereto, or at such other address as the Optionee may hereafter designate in writing to the Company. Any such notice shall have been deemed duly given when enclosed in a properly sealed envelope or wrap and addressed as aforesaid, registered or certified, and deposited, postage and registration or certification fee prepaid, in a post office or a branch post office regularly maintained due the United States Government.

     Section 15. LAWS APPLICABLE TO CONSTRUCTION. This Agreement has been executed and delivered the day and year first written above at Arlington, Texas and this agreement shall be construed and enforced in accordance with the laws of the State of California.

     Section 16. EFFECTIVE DATE. This Agreement shall be effective as of the effective date and time of the Registration Statement on Form S-8 registering the Shares issuable pursuant hereto.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       INNOSERV TECHNOLOGIES, INC.

                                       By:     /s/  DUDLEY A. RAUCH
                                          ----------------------------------
                                       Name:  Dudley A. Rauch
                                       Title: Chairman


                                       OPTIONEE

                                       By:      /s/  MICHAEL G. PULS
                                          ----------------------------------
                                       Name:  Michael G. Puls
                                       Title: President & CEO
                                       Address:
                                          3020 Arbor Oaks Dr.
                                          Arlington, Tx 76006
                                       Social Security Number:
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